ETF Opportunities Trust 485BPOS

Exhibit 99.(g)(54)

AMENDMENT NO. 22 TO

GLOBAL CUSTODIAL AND AGENCY SERVICES AGREEMENT

This AMENDMENT No. 22 (“Amendment”) is made as of June 19, 2025, by and between ETF Opportunities Trust (“Client”) and Citibank, N.A. (“Custodian”, together with the Client, the “Parties”), to that certain Global Custodial and Agency Services Agreement dated May 14, 2020, between the Client and Service Provider (“Agreement”). All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

WHEREAS, pursuant to the Agreement, the Custodian performs certain custodial services for the Client; and

WHEREAS, the Parties agree to amend Appendix A of the Agreement to rename and add the Funds listed in Amendment A

NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter contained and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Client and Custodian hereby agree as follows:

1.	Amendment to Appendix A of the Agreement – List of Funds.

Appendix A of the Agreement is hereby deleted in its entirety and replaced with the Appendix A attached to the end of this Amendment.

2.	Representations and Warranties.

a.	The Client represents that it has full power and authority to enter into and perform this Amendment and that it has provided this Amendment to the Board.

b.	The Custodian represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.	This Amendment supplements and amends the Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

b.	Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both Parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

ETF OPPORTUNITIES TRUST

By:

Name:	David A. Bogaert

Title:	President

Date:	June 19, 2025

CITIBANK, N.A.

By:

Name:	Christopher Ravn

Title:	CBNA VP

Date:	June 19, 2025

Amendment A

To the Global Custodial and Agency Services Agreement

List of Funds to Remove for ETF Opportunities Trust

T-Rex 2X Long SNOW Daily Target ETF

T-Rex 2X Long GME Daily Target ETF

Tuttle Capital Shareholders First Index ETF

T-REX 2X Long PLTR Daily Target ETF

T-REX 2X Long SMCI Daily Target ETF

T-REX 2X Long COIN Daily Target ETF

T-REX 2X Long BA Daily Target ETF

T-REX 2X Long AMD Daily Target ETF

T-REX 2X Long AI Daily Target ETF

List of Funds to Add for ETF Opportunities Trust

Golden Eagle Dynamic Hypergrowth ETF

T-REX 2X Long AVAV Daily Target ETF

T-REX 2X Long AFRM Daily Target ETF

T-REX 2X Long ACHR Daily Target ETF

T-REX 2X Long AUR Daily Target ETF

T-REX 2X Long AXON Daily Target ETF

T-REX 2X Long GOLD Daily Target ETF

T-REX 2X Long BBAI Daily Target ETF

T-REX 2X Long BKNG Daily Target ETF

T-REX 2X Long CVNA Daily Target ETF

T-REX 2X Long CEG Daily Target ETF

T-REX 2X Long DDOG Daily Target ETF

T-REX 2X Long WGS Daily Target ETF

T-REX 2X Long DNA Daily Target ETF

T-REX 2X Long KTOS Daily Target ETF

T-REX 2X Long OKLO Daily Target ETF

T-REX 2X Long QUBT Daily Target ETF

T-REX 2X Long RXRX Daily Target ETF

T-REX 2X Long TEM Daily Target ETF

T-REX 2X Long TTD Daily Target ETF

T-REX 2X Long UPXI Daily Target ETF

T-REX 2X Long UPST Daily Target ETF

T-REX 2X Long SOUN Daily Target ETF

T-REX 2X Long SMLR Daily Target ETF

T-REX 2X Long GLXY Daily Target ETF

T-REX 2X Long DUOL Daily Target ETF

T-REX 2X Long CRCL Daily Target ETF

Appendix A

To the Global Custodial and Agency Services Agreement

List of Funds for ETF Opportunities Trust

Authorized Participant Fee Per
Fund Name	Create/Redeem (USD)
American Conservative Values ETF	1500
American Conservative Values Small-Cap ETF	250
Formidable ETF	250
Formidable Dividend and Income ETF	250
Formidable Fortress ETF	250
Applied Finance Valuation Large Cap ETF	750
Kingsbarn Tactical Bond ETF	250
The WealthTrust DBS Long Term Growth ETF	250
Kingsbarn Dividend Opportunity ETF	250
Cultivar ETF	300
Tuttle Capital 2X DBMF ETF	250
T-Rex 2X Long Tesla Daily Target ETF	250
T-Rex 2X Inverse Tesla Daily Target ETF	250
T-Rex 2X Long NVIDIA Daily Target ETF	250
T-Rex 2X Inverse NVIDIA Daily Target ETF	250
LAFFER|TENGLER Equity Income ETF	250
REX IncomeMax AMD Strategy ETF	250
REX IncomeMax AMZN Strategy ETF	250
REX IncomeMax TSLA Strategy ETF	250
REX IncomeMax BIIB Strategy ETF	250
REX IncomeMax DIS Strategy ETF	250
REX IncomeMax EEM Strategy ETF	250
REX IncomeMax GDXJ Strategy ETF	250
REX IncomeMax GOOG Strategy ETF	250
REX IncomeMax META Strategy ETF	250
REX IncomeMax MSFT Strategy ETF	250
REX IncomeMax MSTR Strategy ETF	250
REX IncomeMax PYPL Strategy ETF	250
REX IncomeMax SLV Strategy ETF	250
REX IncomeMax SMH Strategy ETF	250
REX IncomeMax SNOW Strategy ETF	250
REX IncomeMax TLRY Strategy ETF	250
REX IncomeMax V Strategy ETF	250
REX IncomeMax UNG Strategy ETF	250
REX IncomeMax USO Strategy ETF	250
REX FANG & Innovation Equity Premium Income ETF	250
REX AI Equity Premium Income ETF	250
Tuttle Capital Daily 2X Inverse Regional Banks ETF	250
Tuttle Capital Daily 2X Long AI ETF	250

Tuttle Capital Daily 2X Inverse AI ETF	250
Brendan Wood TopGun ETF	250
IDX Dynamic Innovation ETF	250
IDX Dynamic Fixed Income ETF	250
T-Rex 2X Long Apple Daily Target ETF	250
T-Rex 2X Inverse Apple Daily Target ETF	250
T-Rex 2X Long Alphabet Daily Target ETF	250
T-Rex 2X Inverse Alphabet Daily Target ETF	250
T-Rex 2X Long Microsoft Daily Target ETF	250
T-Rex 2X Inverse Microsoft Daily Target ETF	250
SMI 3Fourteen Full-Cycle Trend ETF	250
Tuttle Capital Congressional Trading ETF	250
T-Rex 2x Long MARA Daily Target ETF	250
T-Rex 2x Inverse MARA Daily Target ETF	250
T-Rex 2x Inverse PLTR Daily Target ETF	250
T-Rex 2x Long SHOP Daily Target ETF	250
T-Rex 2x Inverse SHOP Daily Target ETF	250
T-Rex 2x Inverse AMD Daily Target ETF	250
T-Rex 2x Long NFLX Daily Target ETF	250
T-Rex 2x Inverse NFLX Daily Target ETF	250
T-Rex 2x Inverse BA Daily Target ETF	250
T-Rex 2x Inverse SNOW Daily Target ETF	250
T-Rex 2x Long AVGO Daily Target ETF	250
T-Rex 2x Inverse AVGO Daily Target ETF	250
T-Rex 2x Long PANW Daily Target ETF	250
T-Rex 2x Inverse PANW Daily Target ETF	250
T-Rex 2x Inverse COIN Daily Target ETF	250
T-Rex 2x Long TSM Daily Target ETF	250
T-Rex 2x Inverse TSM Daily Target ETF	250
T-Rex 2x Long SQ Daily Target ETF	250
T-Rex 2x Inverse SQ Daily Target ETF	250
T-Rex 2x Long CRCL Daily Target ETF	250
Rex 2x Long MSTR Daily Target ETF	250
T-Rex 2x Inverse MSTR Daily Target ETF	250
Brookmont Catastrophic Bond ETF	250
Tuttle Capital RSP Option Income Strategy ETF	250
Tuttle Capital KRE Option Income Strategy ETF	250
Tuttle Capital IYR Option Income Strategy ETF	250
Tuttle Capital XLU Option Income Strategy ETF	250
Tuttle Capital XLE Option Income Strategy ETF	250
Tuttle Capital XHB Option Income Strategy ETF	250
Tuttle Capital EEM Option Income Strategy ETF	250
Tuttle Capital EFA Option Income Strategy ETF	250
Tuttle Capital XLF Option Income Strategy ETF	250
Tuttle Capital VTV Option Income Strategy ETF	250
Tuttle Capital IJH Option Income Strategy ETF	250
Tuttle Capital XLV Option Income Strategy ETF	250

Tuttle Capital SMH Option Income Strategy ETF	250
Tuttle Capital XBI Option Income Strategy ETF	250
Tuttle Capital XLY Option Income Strategy ETF	250
Opportunistic Trader ETF	250
AIM Black Founders ETF	250
Golden Eagle Dynamic Hypergrowth ETF	250
T-REX 2X Long AVAV Daily Target ETF	250
T-REX 2X Long AFRM Daily Target ETF	250
T-REX 2X Long ACHR Daily Target ETF	250
T-REX 2X Long AUR Daily Target ETF	250
T-REX 2X Long AXON Daily Target ETF	250
T-REX 2X Long GOLD Daily Target ETF	250
T-REX 2X Long BBAI Daily Target ETF	250
T-REX 2X Long BKNG Daily Target ETF	250
T-REX 2X Long CVNA Daily Target ETF	250
T-REX 2X Long CEG Daily Target ETF	250
T-REX 2X Long DDOG Daily Target ETF	250
T-REX 2X Long WGS Daily Target ETF	250
T-REX 2X Long DNA Daily Target ETF	250
T-REX 2X Long KTOS Daily Target ETF	250
T-REX 2X Long OKLO Daily Target ETF	250
T-REX 2X Long QUBT Daily Target ETF	250
T-REX 2X Long RXRX Daily Target ETF	250
T-REX 2X Long TEM Daily Target ETF	250
T-REX 2X Long TTD Daily Target ETF	250
T-REX 2X Long UPXI Daily Target ETF	250
T-REX 2X Long UPST Daily Target ETF	250
T-REX 2X Long SOUN Daily Target ETF	250
T-REX 2X Long SMLR Daily Target ETF	250
T-REX 2X Long GLXY Daily Target ETF	250
T-REX 2X Long DUOL Daily Target ETF	250